Exhibit 99.1

Cocrystal Pharma Announces First-Patient-In for Phase 2a Human Challenge Study Evaluating Oral CC-42344 in Pandemic and Seasonal Influenza A

BOTHELL, Wash. (December 6, 2023) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”) announces the achievement of first-patient-in for the Phase 2a human challenge clinical trial with CC-42344, an investigational new oral antiviral inhibitor for the treatment of pandemic and seasonal influenza A. This randomized, double-blind, placebo-controlled study will evaluate the safety, tolerability, viral and clinical measurements of influenza A infection in subjects dosed with oral CC-42344 treatment.

“There is an urgent need for new oral antivirals targeting pandemic and seasonal influenza that address drug resistance. CC-42344 was discovered using our proprietary structure-based drug discovery platform technology to inhibit the viral replication process. The data from this proof-of-concept clinical study will further validate CC-42344’s novel mechanism of action,” said Sam Lee, Ph.D., Cocrystal’s President and co-CEO. “We expect to report topline data from this clinical trial in 2024.”

“We are excited about the potential CC-42344 holds to create a paradigm shift in the treatment of one the world’s most common viral infections,” added James Martin, Cocrystal’s CFO and co-CEO. “Currently approved antiviral treatments for influenza are prone to viral resistance, increasing the need for improved influenza treatments for patients that also provide significant cost savings to the global healthcare system.”

About CC-42344

In late 2022 Cocrystal reported favorable safety and tolerability results in the single-ascending and multiple-ascending dose portions of the healthy volunteer Phase 1 trial conducted in Australia. Preclinical data showed that CC-42344 is highly active against seasonal and pandemic influenza A strains. In October 2023 Cocrystal received authorization from the United Kingdom Medicines and Healthcare Products Regulatory Agency to initiate a Phase 2a human challenge trial with CC-42344 as a potential treatment for pandemic and seasonal influenza A.

About Seasonal Influenza

Each year there are approximately 1 billion cases of seasonal influenza worldwide, with 3-5 million severe illnesses and up to 650,000 deaths, according to the World Health Organization. On average about 8% of the U.S. population contracts influenza each season. In addition to the health risk, influenza is responsible for approximately $10.4 billion in direct costs for hospitalizations and outpatient visits for adults in the U.S. annually.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of influenza viruses, coronaviruses (including SARS-CoV-2) noroviruses and hepatitis C viruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the initiation and characteristics of a Phase 2a study for CC-42344 as a product candidate for oral antiviral inhibitor for the treatment of pandemic and seasonal influenza A, the potential efficacy and clinical benefits of, and market for, such product candidate, and the expected results and topline data from this clinical trial in 2024. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, risks relating to our ability to proceed with the Phase 2a study including recruiting volunteers and procuring materials for such study by our clinical research organizations and vendors, and the results of such study. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Media Contact:

JQA Partners

Jules Abraham

917-885-7378

Jabraham@jqapartners.com

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